UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2007

QUICKSILVER RESOURCES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14837	75-2756163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Rosedale, Suite 300
Fort Worth, Texas 76104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On April 24, 2007, Quicksilver Resources Inc. (the “Company”) received the notice required by section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 of a blackout period with respect to the Quicksilver Resources Inc. 401(k) Plan (the “Plan”).  The notice, sent by the Plan administrator, states that, as a result of the Plan’s transition to a new recordkeeper and a new trustee, there will be a blackout period during which all participant-initiated transactions will be suspended.  During the blackout period, Plan participants may not enroll, change contributions, obtain a loan or withdrawal, change investment fund direction, or otherwise direct or diversify the assets held in Plan accounts, including accounts that hold the Company common stock.  Pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002, during the blackout period, directors and executive officers of the Company are prohibited from directly or indirectly purchasing, selling, or otherwise acquiring or transferring any equity securities of the Company (including Company common stock, par value $0.01 per share, restricted stock, and stock options and other derivative securities) that were acquired in connection with their service or employment as a director or executive officer of the Company.  The blackout period will begin on May 24, 2007 and end the week beginning June 3, 2007.

A Plan participant, security holder, or other interested person may obtain, without charge, information regarding the blackout period, including the beginning and actual ending date of the blackout period, by contacting Elizabeth Giddens, Senior Attorney of the Company, at (817) 665-4894 or 777 West Rosedale Street, Suite 300, Fort Worth, Texas 76104, before and during the blackout period and for a period of two years thereafter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Glenn Darden
Glenn Darden
President and Chief Executive Officer

Date: April 30, 2007